Exhibit 99.1

IBERIABANK CORPORATION

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors of IBERIABANK Corporation represents the shareholders’ interests in achieving a successful business and increasing shareholder value. The Board is the ultimate decision-making body of the Company, except for those matters reserved to the shareholders. The Board has a responsibility to the Company’s shareholders, employees, and customers, and to the communities in which the Company operates, to ensure that the Company operates with the highest professional, ethical, legal and socially responsible standards.

BOARD COMPOSITION AND QUALIFICATIONS

1.	It is the policy of the Company that all major decisions be considered by the Board as a whole. To further a director’s ability to make the best decisions as a Board member, the Company will conduct an orientation process for new Board members that includes presentation of corporate materials and meetings with senior management.

2.	The Board will be comprised of individuals with diverse backgrounds and experience to effectively contribute to the success of the Company. A director will be free of interests or affiliations that could give rise to a biased approach to directorship responsibilities and/or a conflict of interest.

3.	The Board will be comprised of a majority of “independent” directors as defined by law and Nasdaq Market listing standards. The (1) Audit Committee, (2) Compensation Committee and (3) Nominating and Corporate Governance Committee will be comprised entirely of independent directors.

4.	The number of directors will not exceed a number that can function efficiently as a body.

5.	The Board will plan for succession to the position of Chairman of the Board and Chief Executive Officer as well as certain other senior management positions. The Board will be free to decide whether the same person or two separate officers should hold these positions.

6.	It is the sense of the Board that an individual director who changes his or her principal employment or no longer has the same principal responsibilities outside of the Company as the director had at the time the director was first elected or appointed to the Board, should promptly submit notice of such change to the Nominating and Corporate Governance Committee and offer to resign from the Board. It is not the sense of the Board that in every instance the director who retires or changes from the position he or she held when he or she became a Board member should necessarily leave the Board. There should, however, be an opportunity for the Board through the Nominating and Corporate Governance Committee to review the continued appropriateness of Board membership under the circumstances.

7.

Directors must have, and be prepared to devote, adequate time to the Board and its committees. It is expected that each director will be available to attend substantially all meetings of the Board and any committees on which he or she will serve. No director may serve on more than three other public company boards. Directors should advise the

Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee upon accepting an invitation to serve on another public company board, with the exception of the Chief Executive Officer who should obtain prior approval of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board. The Chief Executive Officer may not serve on more than two other public company boards.

8.	Employee directors should offer to resign from the Board upon their resignation, removal or retirement as an officer of the Company.

FUNCTIONS OF THE BOARD

1.	Information that is important to the Board’s or a Committee’s understanding of the business to be conducted at a meeting is to be distributed to the members in advance of each meeting to allow sufficient time for review to prepare for discussion of the items at the meeting. Management will attempt to make this material concise, while still providing necessary information. The Chief Executive Officer and other key members of management will meet with, and otherwise be available to, the Board and its Committees regarding Company matters for which such management is responsible.

2.	The Chairman of the Board will establish the agenda for each Board meeting. Directors may suggest additional agenda items and may raise, at any meeting, subjects that are not on the agenda.

3.	Directors are expected to attend and participate, either in person or by telephone, in all Board and Committee meetings.

4.	The Chief Executive Officer is encouraged to invite key members of management to attend Board meetings and present portions of the meetings. The Board expects that management will use this process to give exposure to executive officers with significant operational duties.

5.	As to corporate governance issues, Board members will have free access to all other employees of the Company responsible for matters of Board concern and, as appropriate, to independent advisors.

6.	Independent directors will meet in executive session at frequent intervals, but not less often than twice each year.

7.	The Nominating and Corporate Governance Committee will review each director’s continuation on the Board at least every three years.

8.	The Chief Executive Officer will report periodically to the Board of Directors on succession planning.

COMMITTEES OF THE BOARD

1.	The Board will have the following standing committees: (a) Executive, (b) Compensation, (c) Audit, and (d) Nominating and Corporate Governance. The Board

may at any time create a new committee or disband an existing committee. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will each have a charter and will publish its charter as required by applicable rules and regulations.

2.	The Executive Committee, in general, will be authorized to exercise the powers of the Board of Directors in the management of all of the affairs of the Company during the intervals between Board of Directors meetings and may, if so authorized by the full Board and by law, make specified decisions in the name of the full Board.

3.	The Compensation Committee will be responsible for (a) recommending to the Board of Directors for determination the compensation of the Chief Executive Officer and other executive officers, (b) recommending to the Board of Directors for determination incentive compensation awards for the Chief Executive Officer and other executive officers, (c) establishing and approving compensation policies, (d) administration of management incentive compensation plans and other material benefit plans, and (e) reviewing director compensation.

4.	Management will report to the Compensation Committee the status of the Company’s Board compensation in relation to peer companies. Changes in Board compensation will be reviewed from time to time by the Compensation Committee, and are subject to discussion and concurrence by the Board.

5.	The Audit Committee will be responsible for (a) the engagement or discharge of independent auditors, (b) reviewing with independent auditors the scope, plan for and results of the audit engagement, (c) reviewing the scope and results of the Company’s internal audit department, and (d) reviewing the adequacy of the Company’s system of internal accounting controls.

6.	The Nominating and Corporate Governance Committee will be responsible for (a) identifying corporate governance issues, (b) creating corporate governance policies, and (c) identifying and recommending potential candidates for election to the Board.

7.	The Nominating and Corporate Governance Committee will recommend to the Board, and the Board will designate the members and the chairmen of the committees, taking into account the experience of individual directors and after consultation with the Chairman. The Board will review committee membership annually and will consider whether membership of any committee should be changed. There are no fixed terms for committee membership.

8.	The Nominating and Corporate Governance Committee will perform an annual assessment of the performance of the Board as a whole, and will report thereon to the Board. The assessment is to be based on criteria that the Committee considers relevant and shall relate it to the Board’s overall performance as well as specific areas in which an enhanced contribution could be made.

9.	The Nominating and Corporate Governance Committee will consider and recommend candidates to fill new positions created by expansion and vacancies that occur by resignation, retirement or for any other reason.

10.	The Nominating and Corporate Governance Committee and the Board will perform an annual evaluation of the Chief Executive Officer. The evaluation is to be based on broad, objective criteria such as the Company’s overall performance, accomplishment of long-term strategic objectives, leadership development, etc. The results of the evaluation will be communicated to the Chief Executive Officer. The evaluation is used by the Compensation Committee in its annual review of the compensation of the Chief Executive Officer.

11.	Committee meetings are generally scheduled to coincide with regular Board meetings. The chairman of any committee may call additional meetings, as necessary. Each committee chairman will determine the frequency and length of the meetings of each committee.

CORPORATE GUIDELINES

1.	The Board of Directors will maintain a Code of Ethics for directors, officers and other employees and will publish this document as required by applicable rules and regulations.

2.	These Corporate Governance Guidelines will be reviewed and may be amended by the Board from time to time and will be published as required by applicable rules and regulations.

STOCK OWNERSHIP GUIDELINES

1.	Stock ownership guidelines for the Company’s executive officers are determined as a multiple of the executive’s base salary and then converted to a fixed number of shares. The guideline for the Company’s Chief Executive Officer is set at three times annual base salary. The guidelines for Senior Executive Vice Presidents are set at two times an executive’s annual base salary. The guidelines are initially calculated using the executive’s base salary as of the later of the date the guidelines were adopted and the date the person became an executive.

2.	A Company executive is required to achieve his or her guideline within five years of becoming subject to these stock ownership guidelines. If an executive’s stock ownership guideline increases because of a change in title, a five-year period to achieve the incremental guideline begins in January following the year of the title change. Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to these guidelines.

3.	Directors are required to hold shares of Common Stock with a value equal to two times the amount of the annual retainer paid to directors, calculated using the annual retainer as of the later of the date these guidelines were adopted and the date the director is elected to the Board. Directors are required to achieve the target level within five years of joining the Board, or, in the case of directors serving at the time the guidelines were adopted, within five years of the date of adoption of the guidelines.

4.	Until applicable guidelines are achieved, directors and executive officers are required to retain amounts equal to 25% of the net shares received as a result of the exercise of Company stock options or the vesting of restricted stock. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and withholding taxes.

5.	Shares that count towards satisfaction of these guidelines include shares beneficially owned pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, which provides that a person is deemed to be the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days.

6.	The guidelines may be waived for executive officers or directors, at the discretion of the Nominating and Corporate Governance Committee, if compliance would create hardship or prevent an executive officer or director from complying with a court order, as in the case of a divorce settlement.

DIRECTOR CORPORATE GOVERNANCE EDUCATION

The Company supports and encourages directors’ periodic participation in continuing education programs to assist them in performing their corporate governance responsibilities.

MAJORITY VOTING FOR DIRECTORS

In an uncontested director election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification by the Secretary of the shareholder vote. A plurality vote standard shall be retained for contested director elections, that is, an election in which the number of director nominees exceeds the number of Board seats.

The Nominating and Corporate Governance Committee (the “Committee”) shall promptly consider the resignation offer, and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board will act on the Committee’s recommendation within 90 days following certification of the shareholder vote.

If each member of the Committee received a Majority Withheld Vote at the same election, then the directors who did not receive a Majority Withheld Vote shall consider the resignation offers and recommend to the Board whether to accept them.

If three or fewer directors failed to receive a Majority Withheld Vote, all directors may participate in the action regarding the resignation offers.

Any director who tenders his or her resignation pursuant to this Policy shall not participate in the Committee’s recommendation or Board action regarding whether to accept his or her individual offer to resign.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report Form 8-K furnished to the Securities and Exchange Commission.